William P. Morrissey                                   Immediately
         SENIOR VICE PRESIDENT
         (617) 628-4000


          CENTRAL BANCORP REPORTS NAMING OF NEW CHIEF FINANCIAL OFFICER


         SOMERVILLE, MASSACHUSETTS, October 21, 2004-- Central Bancorp, Inc.

(NASDAQ: CEBK) today reported that Michael K. Devlin, the Senior Vice President,

Treasurer and Chief Financial Officer of Central Bancorp and its wholly owned subsidiary, Central Bank, has resigned, effective October 18, 2004, in order to pursue other interests. Effective October 21, 2004, the Board of Directors

appointed Paul S. Feeley, who currently serves as Senior Vice President and

Chief Information Officer of Central Bancorp and Central Bank, to serve as the new Treasurer and Chief Financial Officer of Central Bancorp and Central Bank.

         Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating eight full-service banking offices and one limited-service high school branch in suburban Boston.